Exhibit 99.2

RESHAPE LIFESCIENCES INC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 17, 2018, ReShape Lifesciences Inc. (the “Company”) completed the previously announced transactions contemplated by the Asset Purchase Agreement with Apollo Endosurgery, Inc. (“Apollo”) pursuant to which the Company acquired from Apollo substantially all of the assets exclusively related to Apollo’s Lap-Band product line and Apollo acquired from the Company substantially all of the assets exclusively related to the Company’s ReShape Balloon product line. In addition, the Company agreed to pay Apollo $17 million in cash, of which $10 million was paid at the closing of the transaction, $2 million is payable on the first anniversary of the closing date, $2 million is payable on the second anniversary of the closing date, and $3 million is payable on the third anniversary of the closing date. These unaudited pro forma condensed combined financial statements give effect to the sale of the ReShape Balloon product line and the acquisition of the Lap-Band product line.

The unaudited pro forma condensed combined statements of operations of the Company for the nine months ended September 30, 2018 assumes the transaction had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2018 assumes the transaction had occurred on September 30, 2018.

The unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the unaudited condensed consolidated financial statements of the Company as of and for the three and nine-month periods ended September 30, 2018, as contained in its Quarterly Report on Form 10-Q filed on November 14 , 2018, the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the fiscal year ended December 31, 2017 and the audited financial statements of the LAP-BAND® Business of ReShape Lifesciences Inc. included as Exhibit 99.1 of this Form 8-K/A

The unaudited pro forma condensed combined financial statements represent the Company’s best estimates and are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company’s results of operations or financial position would have been had the transaction occurred on the dates indicated. The unaudited pro forma condensed combined financial statements also should not be considered representative of the Company’s future results of operations or financial position.

ReShape Lifesciences Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2018

	Historical	Balloon Sale(1)	Historical LAP-BAND® Business (2)	Pro Forma Adjustments(3)			Pro Forma Continuing Operations

Revenue	$1,953,603	$1,797,258	$14,672,257	$			$14,828,602
Costs and expenses:
Cost of revenue	1,727,659	1,641,731	4,249,618		19,268	4(a)	4,354,814
Selling, general and administrative	21,108,610	12,546,732	618,265		1,998	4(b)	9,182,141
Research and development	6,379,098	1,431,405	750,502				5,698,195
Amortization of intangible assets	2,025,521	1,924,774	4,012,917		(2,857,723)	4(c)	1,255,941
Goodwill impairment	27,186,620	13,182,047	—		—		14,004,573
Total costs and expenses	58,427,508	30,726,689	9,631,302		(2,836,457)		34,495,664
Operating loss	(56,473,905)	(28,929,431)	5,040,955		2,836,457		(19,667,062)
Other income (expense):
Interest income (expense), net	(611)	891	—		(248,228)	4(d)	(249,730)
Warrants expense	—	—	—		—		—
Change in value of warrant liability	1,494	—	—		—		1,494
Other, net	(137,331)	(1)	—		—		(137,330)
Loss before income taxes	(56,610,353)	(28,928,541)	5,040,955		2,588,229		(20,052,628)
Income tax expense (benefit)	(3,121,670)	1,860	—		—		(3,123,530)
Net income (loss)	$(53,488,683)	$(28,930,401)	$5,040,955		$2,588,229		$(16,929,098)

(1)	Represents the Company’s best estimates of revenues and expenses attributable to the ReShape Balloon product line.
(2)	Derived from the audited financial statements of the LAP-BAND® Business of ReShape Lifesciences Inc.
(3)	See Note 4 to the Unaudited Pro Forma Condensed Combined Financial Statements for additional information about the pro forma adjustments as referenced above.

ReShape Lifesciences Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2018

	Historical	Balloon Sale(1)	Historical LAP-BAND® Business(2)	Pro Forma Adjustments(3)		Pro Forma Continuing Operations
ASSETS
Current assets:
Cash and cash equivalents	$472,873	$—	$—	$—		$472,873
Accounts, receivable, net	532,095	—	—	—		532,095
Inventory	1,057,753	732,912	804,908	19,268	4(a)	1,149,017
Prepaid expenses and other current assets	601,115	—	—	—		601,115
Total current assets	2,663,836	732,912	804,908	19,268		2,755,100
Property and equipment, net	181,192	52,394	556,337	13,318	4(b)	698,453
Intangible assets, net	44,127,057	22,418,976	23,151,438	(7,748,851)	4(c)	37,110,668
Other assets	81,757	—	—	—		81,757
Total assets	$47,053,842	$23,204,282	$24,512,683	$(7,716,265)		$40,645,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,427,824	$—	$—	$—		$4,427,824
Accrued expenses	4,408,655	—	—	—		4,408,655
Asset purchase consideration payable, current	—	—		1,902,769	4(d)	1,902,769
Total current liabilities	8,836,479	—	—	1,902,769		10,739,248

Asset purchase consideration payable, noncurrent	—			4,393,649	4(d)	4,393,649
Deferred income taxes	2,168,761	—	—	—		2,168,761
Common stock warrant liability	74	—	—	—		74
Total liabilities	11,005,314	—	—	6,296,418		17,301,732
Stockholders’ equity:
Preferred stock	961	—	—	—		961
Common stock	5,995	—	—	—		5,995
Additional paid-in capital	428,263,550	—	—	—		428,263,550
Accumulated deficit/Net investment in product line assets	(392,221,978)	23,204,282	24,512,683	(14,012,683)		(404,926,260)
Total stockholders’ equity	36,048,528	23,204,282	24,512,683	(14,012,683)		23,344,246
Total liabilities and stockholders’ equity	$47,053,842	$23,204,282	$24,512,683	$(7,716,265)		$40,645,978

(1)	Represents the Company’s best estimates of assets attributable to the ReShape Balloon product line sold.
(2)	Derived from the audited financial statements of the LAP-BAND® Business of ReShape Lifesciences Inc.
(3)	See Note 4 to the Unaudited Pro Forma Condensed Combined Financial Statements for additional information about the pro forma adjustments as referenced above.

ReShape Lifesciences Inc.

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

Note 1 - Description of Acquisition

On December 17, 2018, ReShape Lifesciences Inc. (the “Company”) acquired from Apollo Endosurgery, Inc. (“Apollo”) substantially all of the assets exclusively related to Apollo’s Lap-Band product line and Apollo acquired from the Company substantially all of the assets exclusively related to the Company’s ReShape Balloon product line (“Asset Purchase Agreement”). In addition, the Company agreed to pay Apollo purchase consideration of $17 million, of which $10 million was paid at the closing of the transaction, $2 million is payable on the first anniversary of the closing date, $2 million is payable on the second anniversary of the closing date, and $3 million is payable on the third anniversary of the closing date.

The Company evaluated the Lap-Band product line asset acquisition under the guidance of ASU 2017-01, “Clarifying the Definition of a Business” and concluded that the group of assets acquired did not meet the definition of a business. Accordingly, the Lap-Band product line asset acquisition will be accounted for as an asset purchase and the assets acquired will be recorded at their relative fair values during the fourth quarter of 2018. The Company expects to account for the disposal of the Reshape Balloon product line assets as a discontinued operation.

Note 2 - Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Statements are prepared in accordance with Article 8, rule 8-05, of the Securities and Exchange Commission Regulation S-X. The historical financial information has been adjusted to give effect to the transactions that are (i) directly attributable to the sale of the ReShape Balloon product line assets; (ii) directly attributable to the acquisition of the Lap-Band product line assets; (iii) factually supportable; and (iv) with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on the operating results of the combined company.

The historical financial information of the Lap-Band product line is derived from the financial statements of the LAP-BAND® Business of ReShape Lifesciences Inc., which comprise the Statement of Assets Acquired and Liabilities Assumed as of September 30, 2018, and the Statement of Net Revenues and Direct Expenses for the nine months ended September 30, 2018.  The historical financial information of the Company, the Company’s ReShape Balloon product line and the LAP-BAND® Business of ReShape Lifesciences Inc. is presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), except that it does not contain all of the footnote disclosures normally required by U.S. GAAP.

Note 3 – Asset Acquisition Transaction Cost and Fair Values of Assets Acquired

The total transaction cost for the assets acquired is comprised of the net present value of the consideration transferred plus the transaction costs. No value was assigned to the ReShape Balloon assets transferred as part of the Lap-Band purchase transaction as management’s projections of the ReShape Balloon product line as of the transaction date indicated negative cash flows.

Asset purchase consideration paid at closing	$10,000,000
Aggregate asset purchase consideration payable	7,000,000
Adjustment to net present value of asset purchase consideration payable	(703,582)
Present value of asset purchase consideration	16,296,418
Asset purchase transaction costs	500,000
Fair value of ReShape Balloon assets transferred	—
Total transaction cost	$16,796,418

A security agreement entered into by the Company and Apollo grants to Apollo a security interest in substantially all of the assets of the Company as security for the Company’s obligations under the Asset Purchase Agreement, including its obligation to pay the remaining asset purchase consideration. The security interest will be terminated upon the earlier of the date the Company pays the asset purchase consideration to Apollo in full or completes an equity financing raising gross proceeds of at least $15 million.

Under the asset acquisition method of accounting, the total transaction cost is allocated to the relative fair values of the assets acquired. The table below represents the allocation of the relative fair values of the Lap-Band product line tangible and intangible assets acquired as of September 30, 2018.

Developed technology/know-how	$14,441,383
Trademarks	961,204
Inventory	824,176
Fixed assets	569,655
Total transaction cost	$16,796,418

Note 4 - Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following adjustments.

(a)

The unaudited pro forma inventory as of September 30, 2018 was increased by $19,268 to reflect the adjustment to relative fair value of the Lap-Band inventory acquired. The unaudited pro forma cost of revenue was increased by $19,268 to reflect the incremental cost products sold during the period associated with the adjustment to relative fair value of the acquired Lap-Band inventory.

(b)

The unaudited pro forma property and equipment, net was increased by $13,318 to reflect the adjustment to relative fair value of the Lap-Band property and equipment acquired. The unaudited pro forma selling, general and administrative expenses were increased by $1,998 for the incremental depreciation associated with the relative fair value adjustment to the acquired Lap-Band property and equipment. Depreciation on the acquired Lap-Band property and equipment was calculated using the straight-line method over an average estimated useful life of approximately five years.

(c)

The unaudited pro forma intangible assets, net was decreased by $7,716,265 to reflect the adjustment to relative fair value of the Lap-Band intangible assets acquired. Amortization of intangible assets was decreased by $2,857,723 to reflect the amortization associated with the lower relative fair value of the acquired intangible assets as compared with their historical carrying values. Amortization of the definite-lived developed technology/know-how and trademarks was based upon an estimated useful life of ten years using the straight-line method of amortization.

(d)

The unaudited pro forma current and noncurrent asset purchase consideration payable adjustments of $1,902,769 and $4,393,649, respectively, reflects the net present value of the remaining Lap-Band asset purchase consideration payable on the first, second and third anniversaries of the closing date of the transaction. The unaudited pro forma interest income (expense), net has been adjusted (decreased) to reflect the accretion of interest expense on the asset purchase consideration payable of $248,228.